LAW\56199\335219.01
GORSUCH KIRGIS LLP
Attorneys at Law
Tower I Suite 1000  1515 Arapahoe Street  Denver, Colorado 80202
Telephone (303) 376-5000  Facsimile (303) 376-5001


December 23, 1999



Cavion Technologies, Inc.
7475 Dakin Street, Suite 607
Denver, Colorado 80239

     Re:  Cavion Technologies, Inc.
          Registration Statement on Form SB-2

Gentlemen:

     We are acting as counsel to Cavion Technologies, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (the "Registration Statement"), relating to a proposed offering by the Selling Shareholders named therein to the public of a maximum of 831,891 shares of the Company's Class A Common Stock, $.0001 par value (the "Common Stock"), which consists of 773,243 outstanding shares of Common Stock, 30,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock (the "Warrants"), and 28,648 shares of Common Stock issuable upon conversion of the Class B Common Stock (the "Class B Shares").

     In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado;

     2. The Common Stock is validly issued, fully paid and nonassessable;

     3. The shares of Common Stock, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable; and

     4. The shares of Common Stock, when issued upon conversion of the Class B Shares in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name beneath the caption
"Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as
Exhibit 5 thereto.

                                 Very truly yours,

                                 GORSUCH KIRGIS LLP


                                 /s/Gorsuch Kirgis LLP